Exhibit 23.2

                           DeGolyer and MacNaughton
                              One Energy Square
                             Dallas, Texas 75206


                                March 12, 1996


Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas  75206

Gentlemen:

       We hereby consent to (i) the use of the information in our report dated February 12, 1996, entitled "Appraisal Report as of December 31, 1995 on Certain Properties in Colombia owned by Triton Colombia Incorporated" under the caption "Properties - Reserves" in Item 2 of the Form 10-K of Triton Energy Corporation for the year ended December 31, 1995 and (ii) the references to our firm under such caption.


     Very truly yours,



     DeGOLYER and MacNAUGHTON